As filed with the Securities and Exchange Commission on August 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Gyre Therapeutics, Inc.
12730 High Bluff Drive, Suite 250
San Diego, California 92130
(Address, including zip code, of registrant’s principal executive offices)

Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan
(Full title of the plan)

Ying Luo, Ph.D.
President and Chief Executive Officer
Gyre Therapeutics, Inc.
12730 High Bluff Drive, Suite 250
San Diego, California 92130
(858) 284-0115
(Name, address and telephone number (including area code) of agent for service)

Copy to:

Sean Feller
Gibson, Dunn & Crutcher LLP
2000 Avenue of the Stars, Suite 1200N
Los Angeles, CA 90067-4700
(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,565,700 shares of common stock, par value $0.001 per share, of Gyre Therapeutics, Inc., a Delaware corporation (the “Registrant”), under the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (the “Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Plan on January 1, 2026. In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed by the Company with respect to the Plan on October 31, 2023 (SEC File No. 333-275222), March 28, 2024 (SEC File No. 333-278291), and March 20, 2025 (SEC File No. 333-285954), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.
Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2024).
4.2
Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2022).

4.3
Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).

4.4
Certificate of Designation of Preferences, Rights and Limitations of Series Y Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2023).

4.5	Certificate of Elimination of Series Y Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2023).
4.6
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2017).

4.7	Certificate of Elimination of Series A Preferred Stock (incorporated by reference to Exhibit 3.6(b) to the Registrant’s Annual Report on Form 10-K filed on March 27, 2024).
4.8
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 filed on June 10, 2026).

4.9	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Grant Thornton Zhitong Certified Public Accountants LLP.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 30, 2023).
107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 27, 2026.

Gyre Therapeutics, Inc.

By:	/s/ Ying Luo, Ph.D.
Name:	Ying Luo, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Luo and Thomas Eastling, or either of them, severally, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 27, 2026.

Signature	Title

/s/ Ying Luo, Ph.D.	President, Chief Executive Officer and Director
Ying Luo, Ph.D.	(Principal Executive Officer)

/s/ Thomas Eastling	Chief Financial Officer
Thomas Eastling	(Principal Financial and Accounting Officer)

/s/ Yue Xiong, Ph.D.	Chief Scientific Officer and Director
Yue Xiong, Ph.D.

/s/ Ping Zhang	Executive Chairman
Ping Zhang

/s/ Gordon G. Carmichael, Ph.D.	Director
Gordon G. Carmichael, Ph.D.

/s/ Maxwell Kirkby	Director
Maxwell Kirkby

/s/ Rodney L. Nussbaum	Director
Rodney L. Nussbaum

/s/ Renate Parry, Ph.D.	Director
Renate Parry, Ph.D.

/s/ Dan Weng, M.D.	Director
Dan Weng, M.D.

/s/ Claire Weston, Ph.D.	Director
Claire Weston, Ph.D.